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                                                           [CONFORMED COPY]

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                            STOCK PURCHASE AGREEMENT


                                   dated as of
                                 August 6, 1999



                                     between

                                  Satiz S.p.A.

                                       and

                         MSX International Holding Ltd.




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                                TABLE OF CONTENTS




                                    ARTICLE 1
                                   DEFINITIONS

1.1.     Certain Defined Terms ................................................1
1.2.     Other Defined Terms ..................................................5


                                   ARTICLE 2
               CONTRIBUTION OF SELLER'S OPERATIONS TO THE COMPANY

2.1.     Contribution of Seller's Business to the Company .....................6
2.2.     Excluded Assets and Liabilities ......................................7
2.3.     Completion of Contribution ...........................................8


                                   ARTICLE 3
                               PURCHASE AND SALE

3.1.     Purchase and Sale ....................................................8
3.2.     Purchase Price .......................................................8
3.3.     Closing ..............................................................9
3.4.     Actions at Closing ...................................................9
3.5.     Adjustments to the Majority Price ...................................11
3.6.     Determination of Closing Net Invested Capital and Closing
           Net Debt ..........................................................11
3.7.     Review of Closing Balance Sheet .....................................12
3.8.     Disputes regarding the Closing Balance Sheet ........................12
3.9.     Payment of Adjustment Amount ........................................13


                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

4.1.     General .............................................................13
4.2.     Incorporation and Authority of the Seller ...........................14
4.3.     Incorporation and Qualification of the Company ......................14
4.4.     Capital of the Company and Subsidiary ...............................14
4.5.     No Conflict .........................................................15
4.6.     Financial Statements ................................................15
4.7.     Absence of Certain Changes or Events ................................16
4.8.     Absence of Litigation ...............................................17


                                      (i)
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   4.9.     Compliance with Laws ..........................................18
   4.10.    Consents, Approvals, Licenses .................................18
   4.11.    Real Property .................................................19
   4.12.    Taxes .........................................................19
   4.13.    Contracts .....................................................20
   4.14.    Environmental Matters .........................................21
   4.15.    Intellectual Property .........................................22
   4.16.    Brokers .......................................................23
   4.17.    Grants and Subsidies ..........................................23
   4.18.    Assets ........................................................23
   4.19.    Inventory .....................................................24
   4.20.    Employees and Consultants .....................................24
   4.21.    Employees Plans ...............................................26
   4.22.    Business Conduct ..............................................26
   4.23.    Full Disclosure ...............................................27
   4.24.    No other Representations and Warranties .......................27


                                    ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

   5.1.     General .......................................................27
   5.2.     Organization, Authority and Qualification .....................27
   5.3.     No Conflict ...................................................28
   5.4.     Consents, Approvals, Licenses .................................28
   5.5.     Absence of Litigation .........................................29
   5.6.     Brokers .......................................................29
   5.7.     No other Representation and Warranties ........................29


                                    ARTICLE 6
                            OBLIGATIONS AND COVENANTS

   6.1.     Conduct of Business Prior to the Closing ......................29
   6.2.     Access to Information .........................................31
   6.3.     Efforts; Consents; Guarantees .................................32
   6.4.     No Use of the Seller Names ....................................33
   6.5.     Covenant Not to Compete .......................................34


                                    ARTICLE 7
                  EMPLOYMENT AND EMPLOYEE BENEFIT ARRANGEMENTS

   7.1.     Employment ....................................................35


                                      (ii)

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   7.2.     Seller Plans ..................................................35
   7.3.     Severance and Retention Benefits ..............................35


                                    ARTICLE 8
                              CONDITIONS TO CLOSING

   8.1.     Conditions to Obligations of the Seller .......................36
   8.2.     Conditions to Obligations of the Purchaser ....................37


                                    ARTICLE 9
                                 INDEMNIFICATION

   9.1.     Survival ......................................................38
   9.2.     Limitations on Indemnification ................................38
   9.3.     Indemnification by the Seller .................................39
   9.4.     Accounts Receivable ...........................................39
   9.5.     Indemnification by Purchaser ..................................40
   9.6.     Claims ........................................................40
   9.7.     No Other Remedy ...............................................41


                                   ARTICLE 10
                  SELLER'S MINORITY SHAREHOLDING IN THE COMPANY

   10.1.    Seller's Shareholding in the Company after Closing ............42
   10.2.    Put Option ....................................................42
   10.3.    Call Option ...................................................42
   10.4.    Price of the Seller's Minority Shareholding ...................43
   10.5.    No Transfer of the Shares .....................................44


                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER

   11.1.    Termination ...................................................44
   11.2.    Waiver ........................................................45


                                   ARTICLE 12
                               GENERAL PROVISIONS

   12.1.    Expenses ......................................................45
   12.2.    Notices .......................................................46
   12.3.    Public Announcements ..........................................47

                                     (iii)


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   12.4.    Headings ..............................................47
   12.5.    Severability ..........................................47
   12.6.    Entire Agreement ......................................48
   12.7.    Assignment ............................................48
   12.8.    No Third-Party Beneficiaries ..........................48
   12.9.    Waivers and Amendments ................................49
   12.10.   Governing Law and Disputes ............................49
   12.11.   Counterparts ..........................................49






                                      (iv)




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                  THIS STOCK PURCHASE AGREEMENT (hereinafter the "Agreement")
is made by and between Satiz S.p.A. a Company duly organized and existing under the laws of the Republic of Italy, having its registered office at Via Marenco 32, 10126, Torino (Italy) (hereinafter referred to as the "Seller") and MSX International Holding Ltd., a Company duly organized and validly existing under the laws of the United Kingdom, having its registered office at 85 New Cavendish Street, London (hereinafter referred to as "the Purchaser");


                  WHEREAS, the Seller is engaged in the business of industrial publishing, as described in Schedule 0 (hereinafter referred to as "Business");


                  WHEREAS, the Seller intends to contribute the Business to a Company duly organized and existing under the laws of the Republic of Italy, having its registered office at Via Marenco, 32, Turin 10126, corporate capital Euro 10,000 (the "Company"), of which the Seller owns (and will own after the completion of the contribution of the Business on a going concern basis) all the issued and outstanding capital (the "Shares"); and


                  WHEREAS, the Seller wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Seller 75% of the Shares, after completion of the contribution and upon the terms and subject to the conditions set forth herein;



                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the Purchaser and the Seller hereby agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

                         1.1. Certain Defined Terms

                         1.1.1 As used in this Agreement, the following terms
shall have the following meanings:

                         (a) "ACCOUNTING PRINCIPLES" means the requirements set
forth by the Italian law, interpreted and supplemented by the Italian accounting principles issued by the National Boards of Dottori Commercialisti and of Ragionieri and, where


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there are none, by those laid down by the International Accounting Standards
Committee (I.A.S.C.) consistently applied.

                         (b) "ACTION" means any claim, action, suit,
investigation or proceeding by or before any Governmental Authority.

                         (c) "AFFILIATE" means, when used with respect to a
specified Person, another Person that, either directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

                         (d) "AGREEMENT" means this Stock Purchase Agreement
(including the Schedules hereto) and all amendments hereto made in accordance with Section 12.10.

                         (e) "BALANCE SHEET DATE" means December 31, 1998.

                         (f) "BOOKS AND RECORDS" means all books of account and
other financial records of the Company.

                         (g) "BUSINESS DAY" means any day that is not a
Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the Republic of Italy.

                         (h) "CONFIDENTIALITY AGREEMENT" means the letter
agreement executed as of May 21, 1999 by MSX International Inc., a company duly organized and existing under the laws of Delaware and having its registered office at 275 Rex Boulevard, Auburn Hills, Michigan to the benefit of the Seller.

                         (i) "CONTRACT" means any contract, agreement,
indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise agreement, insurance policy, binding commitment or other agreement, other than purchase orders, relating to the Business.

                         (j) "EMPLOYEES" means the employees of the Seller and
the term Employee means any of the Employees.

                         (k) "ENCUMBRANCES" means any security interest, pledge,
mortgage, lien, charge, adverse claim of ownership or use, or other encumbrance of any kind which impairs the relevant Person's right, title or interest in, or the value, use or enjoyment of, the asset subject thereto.

                         (l) "GOVERNMENTAL AUTHORITY" means any government, any
gov-


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ernmental entity, regulatory authority, department, commission, board, agency or instrumentality, and any court, arbitrator, tribunal, or judicial, body, whether foreign, state or local.

                         (m) "GOVERNMENTAL ORDER" means any order, judgment,
injunction, decree, stipulation or determination entered by or with any Governmental Authority.

                         (n) "INTELLECTUAL PROPERTY" shall mean all trademarks,
trade names, service marks, service names, patents, copyrights, applications therefor and licenses or other rights in respect thereof.

                         (o) "KNOWLEDGE" or "KNOWN" means, with respect to any
matter in question, the actual knowledge of such matter of the executives of the Seller.

                         (p) "LAW" means any state, local statute, law,
ordinance, regulation, rule, code or order.

                         (q) "LEASED REAL PROPERTY" means the real property
leased by the Company as tenant, listed in Schedule 1.1.1(q).

                         (r) "LICENSES" means the licenses, permits and other
governmental authorizations required for the operation of the Business as conducted as of the date of this Agreement.

                         (s) "LOSSES" of a Person means any and all losses,
liabilities, damages, claims, awards, judgments, costs and expenses (including, without limitation, reasonable attorneys' fees) actually suffered or incurred by such Person, but excluding (i) any and all losses, liabilities, damages, claims, awards, judgments, costs and expenses (including, without limitation, attorneys' fees) resulting from consequential, punitive, special or similar damages, and
(ii) any favorable effect for tax purposes in any way deriving from or connected to such loss.

                         (t) "MATERIAL ADVERSE EFFECT" means any change or
effect that is materially adverse to the operations, business, financial condition or results of operations of the Company and/or of the Seller and/or the Business, except for any such changes or effects resulting from (i) general economic, regulatory, political or industry-wide conditions or (ii) this Agreement or the transactions contemplated hereby or thereby, or the announcement hereof or thereof.

                         (u) "NET INVESTED CAPITAL" means (i) the sum of total
assets of the Company other than financial assets (financial receivables, cash and banks, etc.), less (ii) the sum of total liabilities and provisions other than financial liabilities (loans,


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etc.).

                         (v) "NET DEBT" means the sum of loans and other
financial liabilities, less cash and financial receivables.

                         (w) "ORDINARY COURSE" means the conduct of the Business
consistent with past practice, on an arms length basis.

                         (x) "PARTIES" means the Seller and the Purchaser,
collectively or individually, as the case may be.

                         (y) "PERSON" means any individual, partnership, firm,
corporation, association, trust, unincorporated organization or other entity.

                         (z) "PRO FORMA BALANCE SHEET" means the consolidated
balance sheet of the Seller and Participations, as hereinafter defined (with the exception of Satiz do Brasil Ltda, not yet incorporated at that time) a copy of which is enclosed as Schedule 1.1.1.(z) as of the Balance Sheet Date.

                         (aa) "PURCHASER MATERIAL ADVERSE EFFECT" means any
change or effect that is materially adverse to the operations, business, financial condition or results of operations of the Purchaser and/or its Subsidiaries, except for any such changes or effects resulting from general economic, regulatory, political or industry-wide conditions.

                         (bb) "SELLER'S FINANCIAL STATEMENTS" means the
financial statements of the Seller at December 31, 1997 and 1998.

                         (cc) "SELLER PLANS" means each and all employee benefit
plans which provide benefits to Employees or their spouses or covered dependents, including (i) any such plans that are employee welfare benefit plans and (ii) any such plans that are employee pension benefit plans.

                         (dd) "SHAREHOLDERS AGREEMENT" means the Shareholders
Agreement, to be entered into as of the Closing, substantially reflecting the terms set forth as Schedule 1.1.1.(dd).

                         (ee) "SUBSIDIARY" means each Person with respect to
which any of the Parties, directly or indirectly, owns or controls more than 50% (fifty per cent) of its issued and outstanding voting securities.

                         (ff) "TECHNOLOGY" means mean all trade secrets,
proprietary information, software and computer programs and source code data relating thereto (in-


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cluding all current and historical data bases), research records, test information, market surveys, marketing know-how, inventions, know-how, processes and procedures.

                         (gg) "TRANSITIONAL SERVICES AGREEMENT" means the
Transitional Services Agreement, to be entered into as of the Closing, substantially reflecting the terms set forth as Schedule 1.1.1 (gg) hereto.

                         1.2. Other Defined Terms

                         1.2.1 The following terms shall have the meanings
defined for such terms in the Sections set forth below:



Term                                               Section

Adjustment Amount                                  3.5.2
Business                                           recitals
Closing                                            3.3.1
Closing Balance Sheet                              3.6.1
Closing Date                                       3.3.1
Closing Net Debt                                   3.2.4
Closing Net Invested Capital                       3.6.1(a)
Common Law Environmental Principles                4.14.2
Company                                            recitals
Consideration                                      3.2
Contribution Date                                  2.1.1
Delivery Date                                      3.6.2
EBIT                                               10.4.2
Environmental Law                                  4.14.2
Environmental Permit                               4.14.2
Excluded Assets                                    2.2
Fiat Geva                                          REF3.2.4
Final Closing Balance Sheet                        3.7.1
Firm                                               3.8.2
Indemnified Party                                  9.6.1
Indemnifying Party                                 9.6.1
Listed Contracts                                   4.13.1
Majority Price                                     3.2.1
Majority Shareholding                              3.1.1
Minimum Net Debt                                   3.2.5
Minority Price                                     10.4.1
Minority Shareholding                              10.1.1


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Opening Balance Sheet                              4.6.1
Option Notice                                      10.2.2
Other Claims                                       9.6.1
Participation                                      2.1.1(l)
Purchaser                                          recitals
Retained Names and Marks                           6.4.1
Seller                                             recitals
Seller's Operations                                2.1
Shares                                             Recitals
Termination Date                                   11.1.1
Third Party Claim                                  9.6.1


                                   ARTICLE 2
               CONTRIBUTION OF SELLER'S OPERATIONS TO THE COMPANY

                         2.1. Contribution of Seller's Business to the Company

                         2.1.1 As soon as practicable after the execution of
this Agreement, but in any event before October 31, 1999, and effective not later than the last day of the month the contribution is made (the date such contribution is effective being hereinafter referred to as "Contribution Date"), Seller shall contribute to the Company, free and clear of all Encumbrances, all of its right, title and interest in the Business and the liabilities and obligations related thereto ("Seller's Operations"), excluding those assets and liabilities specifically listed in section 2.2, and including without limitation the following assets and liabilities:

                         (a) all inventory and supplies, including raw
materials, work-in-process and finished products;

                         (b) all furnishings, furniture, computer equipment,
office equipment and supplies, vehicles, machinery and equipment, fixtures and improvements, and other tangible personal property used in the conduct of the Business and owned by or leased to the Seller;

                         (c) all contracts, agreements, arrangements and/or
commitments relating to the Business, including all the Leased Real Property leases to which the Seller is a Party as a tenant;

                         (d) all Technology, know-how, patents, trademarks and
intangibles relating to the Business, including the "SATIZ" trademark, all customer and vendor lists relating to the Business, all files, correspondence and documents relating to cus-




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tomers and vendors and all production data, equipment maintenance data, accounting records, inventory records, sales and sales promotional data, advertising materials, cost and pricing information, business plans, reference catalogues, engineering records and any other such data and records, computer files relating to the Business;

                         (e) all permits and licenses used in the conduct of the
Business;

                         (f) all employment relationship relating to the
Business with connected liabilities for TFR and other accrued liabilities connected to employment relationship;

                         (g) all other assets owned by Seller which are used
primarily in the Business;

                         (h) all trade receivables and credits of the Business,
whether recorded or unrecorded, including without limitation all receivables from Seller's Affiliates;

                         (i) all recorded trade payables of the Business,
including, without limitation all trade payables due to Seller's Affiliates;

                         (j) cash, prepaid expenses and deposits;

                         (k) goodwill; and

                         (l) 100% of the capital of SATIZ GRAFICA S.r.l., of
SATIZ POLAND s.p.z.o.o. and of SATIZ DO BRASIL Ltda (hereafter "Participations")

                         2.1.2 The contribution deed shall include a section
specifying that the Seller and the Company shall settle in cash any differences between the value of the assets and liabilities as of the date of reference of the appraisal provided for by Article 2343 of the Italian Civil Code and the Contribution Date.

                         2.2. Excluded Assets and Liabilities

                         2.2.1 Notwithstanding the foregoing, the following
assets, properties, rights and liabilities of Seller are not intended to be contributed to the Company and shall not be deemed Seller's Operations ("Excluded Assets"):

                         (a) real property and buildings owned by the Seller and
leases thereon;

                         (b) the lit. 7.355 million It. Lit. receivable from
F.C.E. S.p.A. (and



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related provision); and


                         (c) all liabilities and obligations, known or unknown,
contingent or otherwise relating to or arising out of the Business prior to the Contribution Date which are not recorded in the Books and Records of the Seller.

                         2.3. Completion of Contribution


                         2.3.1 The contribution of the Business from Seller to
the Company shall be completed (i.e., means the completion of the corporate procedures under Art. 2436 and third paragraph of Art. 2343 of the Italian Civil
Code) and the Shares shall therefore be duly issued and in condition to be freely transferred in accordance with Italian law at the Closing Date.

                                   ARTICLE 3
                                PURCHASE AND SALE

                         3.1. Purchase and Sale

                         3.1.1 Provided that this Agreement shall not have been
terminated in accordance with Article 11, upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Seller shall sell to the Purchaser, free and clear of Encumbrances and the Purchaser shall purchase from the Seller, Shares representing the seventy five per cent (75%) of the outstanding capital of the Company ("Majority Shareholding").

                         3.1.2 At Closing the Seller shall retain a minority
equity interest in the Company corresponding to 25% of the Shares which will be subject to Put and Call options as defined in Article 10 below.

                         3.2. Purchase Price

                         3.2.1 The agreed price of 100% of the Shares is equal
to (i) lit. 53,000,000,000 (fifty three billion) (ii) minus an amount equal to the consolidated Net Debt of the Company and Participations as of the Closing Date ("Purchase Price") (iii) subject to the adjustment contemplated by Section
3.5 of this Agreement.

                         3.2.2 The purchase price is based on a Net Invested
Capital re-


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sulting from the Pro Forma Balance Sheet of it. lit. 29.1 (twenty nine point one) billion ("Minimum Net Invested Capital").

                         3.2.3 The agreed price of Majority Shareholding
("Majority Price") is equal to 75% of It lit. 53,000,000,000 (fifty three billion) (ii) minus an amount equal to 75% of the consolidated Net Debt of the Company and Participations as of the Closing Date ("Closing Net Debt") subject to the adjustment contemplated by Section 3.5.

                         3.2.4 The consolidated Net Debt of the Company and
Participation as of the Closing Date ("Closing Net Debt") shall include among others the amount that Purchaser or its designated bank shall pay to Fiat Geva S.p.A. ("Fiat Geva") pursuant to section 3.4.1 (c).

                         3.2.5 Should the parties not agree at Closing on the
Closing Net Debt a predetermined amount equal to the amount that Seller shall pay to Fiat Geva pursuant to section 3.4.1 (c) will be taken into account ("Minimum Net Debt") for the Closing procedures and in the post-closing adjustments such amount will be adjusted.

                         3.3. Closing

                         3.3.1 Subject to the terms and conditions of this
Agreement, the sale and purchase of the Majority Shareholding and the payment and delivery of the Majority Price shall take place at a closing (the "Closing") to be held at Seller's choice as soon as practicable after the Contribution Date and in no event later than 90 (ninety) days from the date the contribution is made, provided that all the conditions to the obligations of the Parties set forth in Article 8 have been satisfied or waived (other than conditions which are contemplated to be satisfied simultaneously with the Closing and are capable of being so satisfied), at the offices of Notary Antonio Maria Marocco, in Corso Re Umberto 8, Turin or at such other time or such other date or such other place as the Seller and the Purchaser may mutually agree upon in writing.

                         3.3.2 Seller shall advise Purchaser of the Closing Date
by notice to be received by Purchaser at least 15 days prior to the Closing
Date.

                         3.4. Actions at Closing

                         3.4.1 At the Closing:

                         (a) Seller and Purchaser shall execute the Majority
Shareholding purchase notarial deed substantially in the form set forth in
Schedule 3.4.1 (a). Such



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

notarial deed shall in no manner alter or modify or supersede any of the rights or obligations of any of the Parties pursuant to this Agreement, which shall continue to govern the transaction contemplated herein and any liability related thereto (including but not limited to any indemnification obligation) and shall in no manner be superseded, altered or modified by such notarial deed.

                         (b) The Purchaser shall pay to the Seller the Majority
Price by wire transfer of immediately available funds to a bank account specified in writing by the Seller at least ten days prior to the Closing Date and shall deliver to the Seller copy of the irrevocable order to its bank for the corresponding amount.

                         (c) The Purchaser, or a bank designated by the
Purchaser at least ten days prior to Closing, shall pay the 75% of the outstanding debt of the Company to Fiat Geva S.p.A. by wire transfer of immediately available funds to a bank account specified in writing by Fiat Geva at least ten days prior to the Closing (and shall deliver to the Seller the copy of the irrevocable order to its bank for the corresponding amount) and Seller shall cause Fiat Geva to acknowledge receipt of the payment and release the Company.

                         (d) The Seller shall deliver to the Purchaser the
letters from FIAT S.p.A., FIAT Auto S.p.A., Iveco S.p.A. and New Holland S.p.A. substantially in the form attached to this Agreement in Schedule 3.4.1. (d) duly signed by such companies.

                         (e) The Seller shall (i) cause the sole director (or
the directors) and the statutory auditors, if any, of the Company to resign, with the declaration that they have no claims or demands with respect to the Company and (ii) cause the ordinary shareholders meeting of the Company to resolve the election of Purchaser's and Seller's designees to the Board of Directors and Board of Statutory Auditors of the Company in accordance with the provision of the Shareholders Agreement;

                         (f) Unless the same has not been accomplished upon the
execution of the Deed of Contribution, Seller shall cause extraordinary shareholders meetings to resolve the change of the name of the Company into "SATIZ S.r.l." and the change of the name of Seller so to remove the name "SATIZ" by amending the By-laws contained in Schedule 3.4.1 (f) and any additional amendment required by Purchaser in accordance with the provision of the Shareholders Agreement;

                         (g) Seller and Purchaser shall execute the Shareholders
Agreement and the Company and the Seller shall execute the Transitional Services Agreement;

                         (h) The Seller shall procure to the Company and
maintain until it retains the Minority Shareholding, a credit line, for an amount corresponding to the 25% of the Closing Net Debt, at fair market conditions.


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

                         3.5. Adjustments to the Purchase Price

                         3.5.1 The Purchase Price shall be subject to adjustment
as follows:

                         (a) if the Closing Net Invested Capital will be less
than the Minimum Net Invested Capital, the Purchase Price shall be reduced by an amount equal to the amount by which the Closing Net Invested Capital is less than the Minimum Net Invested Capital, or

                         (b) if the Closing Net Invested Capital will be more
than the Minimum Net Invested Capital, the Purchase Price will be increased by an amount equal to the amount by which the Closing Net Invested Capital exceeds the Minimum Net Invested Capital.

                         (c) in addition, in the event that the Parties at the
Closing have not agreed on the amount of the Closing Net Debt: (i) if the Closing Net Debt will be less than the Minimum Net Debt, the Purchase Price will be increased by an amount equal to the amount by which the Closing Net Debt is less than the Minimum Net Debt, or (ii) if the Closing Net Debt will be more than the Minimum Net Debt, the Purchase Price will be decreased by an amount equal to the amount by which the Closing Net Debt is more than the Minimum Net Debt.

                         3.5.2 The aggregate amount pursuant to which the
Purchase Price shall be reduced or increased pursuant to paragraphs (a) or (b) or (c) of Section 3.5.1 shall be referred to herein as the "Adjustment Amount".

                         3.5.3 The adjustment contemplated by this Section shall
apply for the 75% of the Adjustment Amount to the Majority Price and for the 25% of the Adjustment Amount to the Minority Price.

                         3.6. Determination of Closing Net Invested Capital and
Closing Net Debt

                         3.6.1 As soon as practicable, but in no event later
than 90 (ninety) calendar days after the Closing Date, Purchaser shall cause the Company to prepare and deliver to the Parties:

                         (a) a consolidated balance sheet of the Company and
Participations as of the Closing Date prepared in accordance with the principles set forth in section 1.1.1 ("Closing Balance Sheet") from which the Company's and Participation' consolidated Net Invested Capital as of Closing Date ("Closing Net Invested Capital") and the

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


Closing Net Debt shall result and be specifically identified; and

                         (b) a report by an accounting firm mutually agreed upon
by the Parties before Closing, stating that the Closing Balance Sheet has been prepared following the principles set forth in section 1.1.1.

                         3.6.2 The date on which the above documents shall be
delivered to Purchaser is referred to as the "Delivery Date".

                         3.6.3 The Closing Balance Sheet shall be prepared in
the same manner as the Pro Forma Balance Sheet, using the same line items or accounts and applying the Accounting Principles, except for the goodwill deriving from the contribution of Seller's Operations to the Company pursuant to
Article 2 above, as well as any reevaluation of assets resulting from the attribution of such goodwill will be deducted from the Closing Net Invested Capital.


                         3.6.4 Seller shall provide the Company with reasonable
free assistance (also from employees and usual consultants) and access to necessary books and records in order to prepare the Closing Balance Sheet.

                         3.6.5 Each Party shall be entitled to request any
information and/or documentation relating to the Closing Balance Sheet and the Purchaser shall cause the Company to comply with such requests, provided that all related costs and expenses shall be borne by the requesting Party

                         3.7. Review of Closing Balance Sheet.

                         3.7.1 Each of the Parties shall have the right to
review the Closing Balance Sheet. If none of the Parties gives notice to the contrary within 30 days after the Delivery Date, the Closing Balance Sheet and the Closing Capital and Closing Net Debt resulting therefrom shall be deemed to be final and binding upon the Parties and the Closing Balance Sheet shall be considered final ("Final Closing Balance Sheet").

                         3.8. Disputes regarding the Closing Balance Sheet

                         3.8.1 If either of the Parties gives notice in writing
to the other within 30 days after Delivery Date that it disagrees with the Closing Balance Sheet and specifies (a) the items as to which it so disagrees and the reasons therefor and (b) the amount of the adjustment it proposes with respect to each item, the Parties will then attempt to resolve their differences with respect thereto.

                         3.8.2 If the Parties are unable to resolve their
dispute, the disputed items may be referred, within 60 (sixty) days from the receipt of the notice, by either of the parties to an accounting firm mutually agreed upon by the Parties among the "Big Five" accounting firms (the "Firm") (or if such firm is unable or unwilling to serve, to another "Big Five" accounting firm selected by agreement between the Parties hereto).

                         3.8.3 If neither Party refers the dispute within the
above-mentioned period to the Firm, the adjustments proposed shall be considered final and binding and the Closing Balance Sheet reflecting such adjustment shall be deemed the Final Closing Balance Sheet.

                         3.8.4 If the dispute is referred to the Firm, the Firm
shall render its decision resolving the dispute within 30 days after the dispute has been referred. Should the Firm require additional information, the Parties shall promptly comply with reasonable requests of the Firm, which shall, within 30 days after receipt of such information, determine and report to the Parties upon such remaining disputed items. The decision of the Firm shall be final, conclusive and binding on the Parties; however, the determination of the Firm
(i) shall address only items in dispute, and (ii) with respect to any individual item in dispute shall not be in excess of, nor less than, the greatest or lowest value, respectively, for that item claimed by the Parties. The fees and expenses of the Firm shall be allocated among all of the Parties equally. The Closing Balance Sheet, amended to reflect the decision of the Firm, shall be considered as the Final Closing Balance Sheet.

                         3.9. Payment of Adjustment Amount

                         3.9.1 In the event that the Adjustment Amount as
finally determined in accordance with the provisions of sections 3.6, 3.7 or 3.8 hereof exceeds zero, then, within fifteen Business Days after the date of the final determination of the Final Closing Balance Sheet, the Party obligated pursuant to this ARTICLE 3 to pay the Adjustment Amount shall pay by wire transfer of immediately available funds, to an account designated in writing by the other Party at least two days prior to such date, 75% (seventy five per cent) of the Adjustment Amount.

                                   ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

                         4.1. General

                         4.1.1 The Seller represents and warrants to the
Purchaser as follows as of the date of this Agreement and as of the date of the
Closing:

                         4.2. Incorporation and Authority of the Seller

                         4.2.1 As of the date of this Agreement and as of the
date of Closing the Seller is and will be a corporation duly incorporated, validly existing and in good standing under the laws of Italy and has and will have all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

                         4.2.2 The execution and delivery of this Agreement by
the Seller, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of the Seller or will be authorized by the next Board of Directors' meeting of Seller.

                         4.2.3 This Agreement has been duly executed and
delivered by the Seller, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally.

                         4.3. Incorporation and Qualification of the Company

                         4.3.1 At Closing the Company and the Participations
will be duly incorporated, validly existing and in good standing under the laws of their jurisdictions and will have the requisite corporate power and authority to own, operate or lease the properties and assets constituting the Seller's Operations or now owned, operated or leased and to carry on the Business in all material respects as currently conducted by Seller. The Company and the Participations at Closing will be duly qualified to do business, and in good standing, in each jurisdiction where the character of the properties owned, operated or leased or the nature of their activities make such qualification necessary, except for such failures which, individually or in the aggregate, would not have a Material Adverse Effect.

                         4.4. Capital of the Company and Participations

                         4.4.1 The Company has a corporate capital of Euro
10,000 that will be increased by Closing of the amount that will be determined by the Appraisal for the contribution. At Closing all the Shares of the Company, including those deriving from the contribution, shall be owned by Seller and all the Participations shall be owned by the Company. At Closing all Shares shall have been duly authorized and validly issued and shall be fully paid and shall not have been issued in violation of any pre-emptive rights. There shall be no options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the capital of the Company or of the Participations obligating the Company or the Seller to issue or sell any Shares of the Company or to pay any dividends out of the Company or the Participations. The Seller and the Company will own all the Shares free and clear of Encumbrances.

                         4.4.2 Except as set forth in Schedule 4.4.2, the
Company and the Participations do not have and will not have at Closing any Subsidiaries or any shares, interests or securities or management control in any corporate entity, partnership, joint-venture, consortium or other entity.

                         4.5. No Conflict

                         4.5.1 Except as set forth in Schedule 4.5, the
execution, delivery and performance of this Agreement by the Seller does not and will not:

                         (a) violate or conflict with the By-Laws of the Seller
or the Company or any of the Participations,

                         (b) conflict with or violate any Law or Governmental
Order applicable to the Seller, the Company or any of the Participations,

                         (c) result in any breach of, or constitute a default or
event which with the giving of notice or lapse of time, or both, would become a default, or result in the creation of any Encumbrance on the Shares or on any of the assets or properties of the Company or of the Seller or of the Participations pursuant to, any Contract to which the Seller or the Company is a party or by which any of such assets or properties is bound or affected, except, in the case of clauses (b) and (c), as would not, individually or in the aggregate, have a Material Adverse Effect or prevent the Seller from consummating the transaction contemplated by this Agreement.

                         4.6. Financial Statements

                         4.6.1 Schedule 4.6.1 includes, or prior to Closing,
shall include:

                         (a) Seller's Financial Statements; and

                         (b) the Company's opening balance sheet as of the
Contribution Date (hereinafter "Opening Balance Sheet").

                         4.6.2 Since its incorporation, the Company will have
maintained Books and Records in sufficient detail to reflect fairly and accurately, in all material respects, its transactions. The Books and Records will have been maintained in accordance with the Accounting Principles consistently applied and will give a true, correct and complete view of all matters.


                         4.6.3 The Financial Statements have been prepared in
accordance with the Accounting Principles and are true, correct and complete and present fairly and accurately the financial condition of the Seller and the results of its operations.

                         4.6.4 The Pro Forma Balance Sheet is true and correct
in all material respects and each individual line item thereon is in accordance to the Accounting Principles consistently applied.

                         4.6.5 The Opening Balance Sheet will be true, correct
and complete in all respects and will present fairly and accurately the financial condition of the Company as of the Contribution Date and will reflect the transaction described in article 2 hereof. The Opening Balance Sheet will be utilized as the opening balance sheet of the Company for Italian statutory purposes and for the purpose of reconciliation of the contribution in values between the date of reference of the appraisal and the Contribution Date as provided in section 2343 of the Italian Civil Code.

                         4.6.6 The minute books of the Company will contain
complete and accurate records of all of its shareholders' and directors' meetings and of all corporate actions taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books will have been duly called and held, and the resolutions appearing in such minute books will have been duly adopted. The signatures appearing on all documents contained in such minute books will be the true signatures of the persons purported to have signed the same

                         4.7. Absence of Certain Changes or Events

                         4.7.1 Except as stated in Schedule 4.7 or as
contemplated in this Agreement, since the Balance Sheet Date, the Business has been conducted in all material respects in the Ordinary Course and none of the following actions has occurred:

                         (a) (i) sale, lease, transfer or disposal of any of the
assets of the Business, (ii) mortgage, pledge or encumbrance of any of the assets of the Business, (iii) amendment, transfer, assignment or cancellation any Listed Contract or any Leased Real Property leases, (iv) acquisition (by merger, consolidation, or acquisition of stock or assets) of any corporation, entering into any partnership or other business organization or division thereof, (v) increase of the rate of compensation payable to any of the employees or agents of the Company, or entering into any new, or amendment in any material respect of any existing, employment agreement, except in the Ordinary Course (vi) assumption or guarantee of any indebtedness for borrowed money, or (vii) entering into any Contract exceeding the criteria set forth in
Section 4.13, or into any leases of real property, except in the Ordinary Course
(viii) damage, destruction or loss (whether or not covered by insurance) materially affecting the properties or business of the Seller or Company loan by Seller or Company to any person, or guaranty of any loan or any commitment to loan funds to any person or entity, (ix) material adverse change, amendment or termination other than in the Ordinary Course, of any Contract involving more than Lire 100,000,000 (one hundred million) (x) lapse in any insurance policy or coverage of the properties or assets of Seller or the Company that was not re-insured without a gap in coverage; (xi) purchase commitments in excess of normal operating inventories or at prices higher than current market prices;

                         (b) (i) amendment of the Company By-laws, or (ii)
issuance of any Shares of capital stock; or declare of any dividend;

                         (c) entering into any agreement to do any of the things
described in (a) or (b) above.

                         4.7.2 Except as it would not have a Material Adverse
Effect: (i) the capital investments carried out by Seller or by the Company have been made in the Ordinary Course, and have been entered into on arm's length terms and conditions, and (ii) the assets acquired thereby have been installed or are in the process of being installed, and are, in proper working order and conform in all material respects to the specifications set out in the relevant purchase orders.

                         4.8. Absence of Litigation

                         4.8.1 Except as set forth in Schedule 4.8, there are no
Actions pending or threatened against the Company or the Seller, with respect to any of the assets or properties of the Business and neither the Seller nor the Company, nor their respective assets and properties, are subject to any Governmental Orders, that, individually or in the aggregate, would have a Material Adverse Effect or would prevent the Seller from consummating the transactions contemplated by this Agreement or the Company from running the Business.

                         4.8.2 None of the directors, officers, employees or
representatives of Seller or the Company are being prosecuted for any criminal offense relating to the conduct of the Business, nor is Seller aware of any circumstances likely to lead to such prosecution.


                         4.8.3 There is not in existence any adverse
Governmental Order or Action enjoining or requiring the Seller or the Company to take any action with respect to their business, assets or properties.

                         4.9. Compliance with Laws

                         4.9.1 The Company and the Seller are in compliance with
all applicable Laws, and neither the Seller nor the Company has received any notice to the effect that the Company or the Seller are not in compliance with any applicable Laws, except, (a) as set forth in the Schedule 4.9 or (b) where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

                         4.10. Consents, Approvals, Licenses

                         4.10.1 No consent, approval, authorization, license,
order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by the Seller or the Company in connection with the execution, delivery and performance of this Agreement and or the consummation of the transactions contemplated hereby or thereby, except:

                         (a) as set forth in Schedule 4.10;

                         (b) applicable requirements of antitrust law, rule or
regulations in any affected jurisdiction;

                         (c) where the failure to obtain such consents,
approvals, authorizations, licenses, orders or permits, or to make such declarations, filings, registrations or notifications, would not, individually or in the aggregate, have a Material Adverse Effect or prevent the Seller from consummating the transactions contemplated by this Agreement.

                         4.10.2 All of the Licenses of the Company required for
the conduct of the Business will be at Closing in full force and effect and the Company will be at Closing in compliance with each such License, except as would not, individually or in the aggregate, have a Material Adverse Effect and, as of the date of this Agreement, there is no action pending or, to the Knowledge of the Seller, threatened against Seller to terminate the rights of the Seller under any such License.

                         4.11. Real Property

                         4.11.1 The Company at Closing will not own nor have any
agreements, commitments or obligation to purchase real property or any rights thereto.

                         4.11.2 All leases for Leased Real Property are (i) in
full force and effect, (ii) neither Seller nor the Company is and will be at Closing in default in any material respect under any of the Leases and no notice of default by Seller or the Company under any of the Leases has been received or is threatened. No condemnation, expropriation, eminent domain or similar proceeding is pending or threatened with respect to any of such properties.

                         4.12. Taxes

                         4.12.1 Except as would not have a Material Adverse
Effect or as set forth in Schedule 4.12:

                         (a) all tax returns required or which relate to the
Company for any period (or portion thereof) ending on or before the Closing Date have been filed (taking into account any extension of time to file), and all such returns are complete and correct

                         (b) for any period (or portion thereof) ending on or
before Closing Date, the Company has paid all such Taxes which are due, whether or not shown to be due on a Tax Return (and where payment is not yet due or is disputed in good faith by appropriate proceedings, has established, to the extent consistent with past practice and in accordance with the Accounting Principles, proper reserves on its Books and Records for such payment);

                         (c) no claim for assessment or collection of taxes,
relating to the Seller or the Company that is or may become payable by the Company or chargeable as a lien on its assets or properties, has been asserted by any taxing authority;

                         (d) neither the Seller nor the Company is aware of any
material proposed additional Taxes, interest or penalties to be assessed against the Company; and

                         (e) to the best of Seller's Knowledge, none of the
activities of the Business will cause the Company to have a taxable presence or permanent establishment in any country other than Italy.

                         4.13. Contracts

                         4.13.1 Schedule 4.13.1 lists the following Contracts
(collectively the "Listed Contracts") in effect as of the date of this Agreement relating to the Business to which the Seller is a party:

                         (a) all Contracts (other than the Leases in Schedule
1.1.1.(q)) that the Seller reasonably anticipates will, in accordance with their terms, involve aggregate payments by Seller and/or by the Company of more than Three Hundred Million Lire (Lit 300,000,000) within the 12 month period following the date of this Agreement that are not cancelable without liability on not more than 60 days notice;

                         (b) joint venture agreements;

                         (c) all Contracts relating to indebtedness for borrowed
money or capitalized leases, or other Contract in respect of which the Company or Seller is obligated to provide funds in respect of, or to guarantee or assume, any debt of any Person, in each case, in excess of It. Lire 300.000.000 (three hundred million) including intercompany indebtedness;

                         (d) each indemnity arrangement arising in connection
with any sale or disposition of assets (other than sales of assets in the ordinary course of business);

                         (e) each Contract that the Seller reasonably
anticipates will, in accordance with its terms, involve aggregate payments to the Company and/or Seller of more than Three Hundred Million Lire
(Lit.300.000.000) (three hundred million) within the 12-month period following the date of this Agreement; and

                         (f) each loan, credit line, factoring, discounting and
other forms of financing in favor of, or granted by the Seller or the Company, with the relevant maximum amounts and due dates.

                         4.13.2 Except as set forth in the Schedule 4.13.2,
neither Company nor the Seller is (and, to the Knowledge of the Seller, no other party is), in breach or violation of, or default under, any of the Listed Contracts, whose breach, violation or default would, individually or in the aggregate, have a Material Adverse Effect.

                         4.13.3 To the Knowledge of the Seller, the Seller has
not received notice of any claim that any Listed Contract is not valid and enforceable in accordance with its terms for the periods stated therein, or that there is under any such Listed Contract any existing default or events of default or events which with notice or lapse of time or both would constitute such defaults which, individually or in the aggregate, would result in a Material Adverse Effect.

         4.13.4 Each Listed Contract is a valid agreement, enforceable in accordance with its terms, except in each case where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

         4.13.5 As a result of the transactions contemplated by this Agreement, no parties of any Listed Contracts with Seller have (i) ceased or, to the Knowledge of Seller, will cease to use the products, goods or services of the Seller and/or the Company, (ii) have reduced or, to the Knowledge of Seller, will reduce the use of such products, goods or services, or (iii) sought or are, to the Knowledge of Seller, seeking to reduce the prices they pay for such products, goods or services, or (iv) will have the right to terminate the Listed Contracts, except as set forth on Schedule 4.13.5.

         4.13.6 The services rendered by the Seller to its customers pursuant to the Listed Contracts are fully satisfactory to the customers and no complaint, claim or adverse comment has been made or threatened nor, in the opinion of Seller, is there a reason for a complaint, claim or adverse comment to be made.

         4.14. Environmental Matters

         4.14.1 Except as would not have a Material Adverse Effect,

         (a) neither the business or operations of the Company or of the Seller nor any of the Leased Real Property violates any applicable Environmental Law,

         (b) the Company and/or the Seller have not stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials in violation of any Environmental Law,

         (c) the Company and/or the Seller have not received any written or oral notice from any Governmental Authority advising it that the Leased Real Property or the operation of the Company's or Seller's business is in violation of any Environmental Law or any applicable Environmental Permit or that it is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials,

         (d) the Company and/or the Seller are not party to any government or private litigation or proceedings involving a demand for damages or other potential liability pursuant to any Environmental Laws,


         (e) neither the Company, nor the Seller, nor any director or officer of the Company or of Seller has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials in violation of applicable Environmental Laws,


         (f) there is no condition or circumstance at, on or beneath the premises at which the Company or Seller are conducting (or have conducted) Business, or at, on or beneath any property at which wastes of the Company or of the Seller have been deposited or disposed by or at the behest or direction of the Company or of the Seller that (i) requires abatement or correction by the Company or Seller or under any Environmental Law or (ii) gives rise to any civil or criminal liability, and

         (g) the Company and the Seller have timely filed all reports required to be filed by them under applicable Environmental Laws with respect to the Leased Real Property and the operation of their business, and the Company and the Seller have generated and maintained, in all material respects, all data, documentation and records required to be generated or maintained under any applicable Environmental Laws with respect thereto.

         4.14.2 For the purposes of this Agreement, the following terms shall have the meanings set forth below:


      "ENVIRONMENTAL LAW" shall mean any law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement of any governmental authority, as in effect on the date of this Agreement, which relates to or otherwise imposes liability or standards of conduct concerning discharges or releases of any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials.


      "ENVIRONMENTAL PERMIT" shall mean any licenses, permits, variances, approvals or other authorizations required by or pursuant to any applicable Environmental Law.

         4.15. Intellectual Property

         4.15.1 At Closing the Company will own or have the right to use all Intellectual Property and all Technology used or held for use in the conduct of the Business as presently conducted by Seller and/or as contemplated to be conducted, without any conflict with the rights of others, in each case with such exceptions as would not have, in the aggregate, a Material Adverse Effect and subject to limitations contained in any applicable license agreement.

         4.15.2 With such exceptions as would not have, in the aggregate, a Material Adverse Effect, since January 1, 1998, neither the Seller, nor the Company have received any notice from any person challenging the right to use any Intellectual Property or Technology owned or used by or licensed with respect to the Business.

         4.15.3 With such exceptions as would not have, in the aggregate, a Material Adverse Effect, neither the Company nor the Seller have made any claim that any person has violated or infringed its respective rights with respect to any Intellectual Property or Technology owned or used by or licensed and there is no basis for the making of any such claim.

         4.15.4 Except as would not have a Material Adverse Effect, upon consummation of the transactions contemplated by this Agreement, the Company will own all software programs and databases related to the Business owned to the extent owned prior to such consummation, free and clear of all Encumbrances.

         4.15.5 Appropriate actions have been taken in order to ensure that the computer based systems of the Company will be able to operate and effectively process data which includes dates on and after 1 January 2000.

         4.15.6 Neither the Seller nor any employee or director of the Seller or of the Company owns, directly or indirectly, in whole or in part, any Intellectual Property or Technology the use of which is necessary for the conduct of the Business as presently conducted or as contemplated to be conducted.

         4.16. Brokers

         4.16.1 Except Mediobanca S.p.A. no party is entitled to any brokerage, finder's or other advisor fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller. The Seller is solely responsible for the fees and expenses of Mediobanca S.p.A.

         4.17. Grants and Subsidies

         4.17.1 The Seller and the Company have not been granted nor applied for any subsidies, grants or other support by governmental agencies or other authorities.

         4.18. Assets

         4.18.1 Except as provided in Schedule 4.18.1, the assets to be contributed by Seller to the Company pursuant to Article 2, along with the Leased Real Property, will constitute all of the tangible and intangible assets necessary to conduct the Business as currently conducted and as was conducted on January 1, 1999 except for retirements of assets in the Ordinary Course.


         4.18.2 The assets to be contributed to the Company pursuant to Article 2 used in the Business process (i) at Closing will be in substantially the same condition as on January 1, 1999, normal wear and tear excepted, (ii) since January 1, 1999 have been regularly maintained in the Ordinary Course and (iii) are, and will be at the time of Closing, in material conformity with applicable laws and regulations; except to the extent replaced or Scheduled to be replaced in the Ordinary Course.

         4.18.3 The Company will have full and exclusive title in and to all of the contributed assets (tangible and intangible) and such title will not be subject to any Encumbrances, except as provided on Schedule 4.18.1 or in the Closing Balance Sheet.

         4.18.4 There are no material violations of applicable zoning, building, statutes, ordinances or regulations relating to the properties and assets (leased or owned) that will be contributed of the Company pursuant to Article 2, except as indicated in Schedule 4.18.1.

         4.19. Inventory

         4.19.1 All inventories, net of reserves, if any, which are reflected in the Final Closing Balance Sheet and the Opening Balance Sheet (i) are normal qualitative standards and are saleable in the Ordinary Course at normal selling prices; (ii) are now, and will be on the Closing Date, of a quality and quantity which can be sold, used or consumed within periods reasonable in the industry and in the Ordinary Course.

         4.20. Employees and Consultants

         4.20.1 Schedule 4.20.1 contains a true and complete list of the names, titles and current salaries of all the Employees (including managers) as of June 30, 1999, who are to be transferred to the Company as part of the Business. None of such Employees is redundant to Seller or will be redundant to the Company with respect to the Business, all such Employees are currently active and there are no reserves for potential redundancy or related matters on Seller's books or those of any Affiliate of Seller for any transferred employees. From the Balance Sheet Date no employees have been hired except in the Ordinary Course in order to fulfill the needs of the Business. Seller shall provide Purchaser an updated Schedule 4.20.1 at Closing indicating changes therein.

         4.20.2 All employment relationships with Seller and the Company are and will be at Closing governed by the applicable national collective agreements listed in Schedule 4.20.2, and the employees have not been granted economic conditions or indemnities which are not consistent with normal market salaries in the industry or which are not consistent with such agreements or with the law. Seller and the Company are and at Closing will be in compliance with all material obligations deriving from such employment relationships, whether relating to compensation or to other aspects of employment (including severance indemnity).

         4.20.3 Seller and the Company have and will have at Closing timely and completely paid all wages, salaries, fees, bonuses, compensation and social security contributions due to all employees and consultants.

         4.20.4 During the past 3 (three) years there has been no actual or threatened employee strike, work stoppage, slow-down or lock-out which has materially disrupted the Business or had any material adverse change in the relations with the employees and there are no circumstances which make it likely that any such matters will occur by reason of the transactions contemplated in this agreement.

         4.20.5 Seller has no knowledge that any of the Employees listed on
Schedule 4.20.1 intend to cease their relationship with Seller and/or the Company due to this Agreement. The Seller has not caused (directly or indirectly) the transfer of any of its executive employees ("dirigente") to other employment positions with other companies, or the termination of their employment relationships since January 1, 1999.

         4.20.6 Seller and the Company have carried on and will carry on until Closing Date the Business in full compliance with all applicable laws and regulations concerning safety at work, hygiene and health, fire and accident prevention and with all applicable employment laws in general.

         4.20.7 All consultancy or service arrangements with individuals and/or entities are valid and binding agreements for the services provided for therein.

         4.20.8 The contribution of the Business will be made in compliance with applicable labor procedures under art. 47 of Law 428/90.

         4.20.9 Except in the Ordinary Course, since January 1, 1999, there has been (i) no increase in any bonus, percentage compensation, service award or other like benefit, granted, made or agreed to be awarded for any Employee, including managers, agents or consultants of the Business or of the Company, nor (ii) any increase in any welfare, pension, retirement or similar payment or arrangement, other than in the Ordinary Course Schedule or required by mandatory provisions of the law.

         4.21. Employees Plans

         4.21.1 There are no Seller's Plans applicable to Employees other than those listed on Schedule 4.21.

         4.21.2 Except as set forth on Schedule 4.21, Seller (with respect to the Business), and the Company do not have any liability or obligations to current Employees or retirees or their spouses to provide life or medical insurance benefits after retirement.

         4.21.3 All social security contributions due by Seller, and the Company have been duly paid and provisions for TFR (i.e., severance indemnity) and other indemnities are fully and properly made and recorded in the Financial Statements and will be in the Final Closing Balance Sheet. Further, the TFR as reflected on the Final Closing Balance Sheet are, under the laws and regulations in force upon the date of this Agreement, sufficient to satisfy unpaid TFR entitlements related to the period of employment prior to the Closing Date to all employees of the Company.

         4.21.4 All obligations of Seller and the Company, for unemployment compensation benefits, pension benefits, salaries, bonuses, sick leave, vacation and other forms of compensation payable to Employees in respect of the services rendered by any of them prior to the Closing Date have been or will be paid prior to Closing or adequate accruals therefor have been made in the Books and Records of the relevant entity, and the Financial Statements accurately reflect the accrual for such obligations for services through their respective dates.

         4.22. Business Conduct


         4.22.1 Except as it would not have a Material Adverse Effect, during the past five years neither the Seller nor any of its directors, employees or any third party acting on behalf of Seller has incurred in conducting the Business in any violation of laws or regulations of the United States or of any other country.

         4.22.2 The ongoing business of a consistently similar nature as to products and services with Fiat Auto S.p.A. over the years 1997, 1998 and 1999 has permitted, without significant increase in volumes for each category of goods and services, a trend of reduction of prices net of inflation and changes in costs of materi-als.

         4.23. Full Disclosure

         4.23.1 No representation or warranty made by Seller in this Agreement contains any untrue statements of material fact or omits to state a material fact necessary to make the statements herein not misleading.

         4.24. No other Representations and Warranties

         4.24.1 The Seller makes to the Purchaser only the representations and warranties set forth in this Agreement and no others.


                                   ARTICLE 5
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER


         5.1. General

         5.1.1 The Purchaser represents and warrants to the Seller as follows:

         5.2. Organization, Authority and Qualification

         5.2.1 The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of United Kingdom and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

         5.2.2 The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of the Purchaser or will be authorized by the next Board of Directors meeting of Purchaser.

         5.2.3 This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Seller) this Agreement constitutes legal, valid and binding obligations of the Purchaser, en-forceable against the Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally.

         5.3. No Conflict


         5.3.1 The execution, delivery and performance of this Agreement by the Purchaser does not and will not:

         (a) violate or conflict with the Articles of Association and Memorandum of the Purchaser or any of its Affiliates;

         (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or its Affiliates; or

         (c) result in the breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Purchaser or any of its Affiliates is a party except, in the case of clauses (a) and (b), as would not, individually or in the aggregate, have a material adverse effect on the Purchaser or prevent the Purchaser from consummating the transactions contemplated by this Agreement.

         5.4. Consents, Approvals, Licenses

         5.4.1 No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Authority is required to be made or obtained by the Purchaser or any of its Affiliates in connection with the execution, delivery and performance of this Agreement, or the consummation of the transactions contemplated hereby or thereby, except:


         (a) applicable requirements of applicable antitrust law, rule or regulation in any affected jurisdiction, or

         (b) where the failure to obtain such consents, approvals, authorizations or licenses, orders or permits, or to make such declarations, filings, registrations, or notifications, would not, individually or in the aggregate, have a material adverse effect on the Purchaser or prevent the Purchaser from consummating the transactions contemplated by this Agreement.


         5.5. Absence of Litigation.

         5.5.1 The Purchaser represents and warrants as follows:

         (a) there are no Actions pending or, to the knowledge of the Purchaser, threatened in writing, against the Purchaser or any of its Affiliates, and

         (b) neither the Purchaser nor any of its Affiliates is subject to any Governmental Order,

         (c) in each case that would, individually or in the aggregate, have a material adverse effect on the Purchaser or prevent the Purchaser from consummating the transactions contemplated by this Agreement.

         5.6. Brokers

         5.6.1 Except for Citicorp Venture Capital, no party is entitled to any advisor', finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser or its Affiliates.

         5.6.2 Purchaser shall be solely responsible for its fees and expenses.

         5.7. No other Representation and Warranties

         5.7.1 The Purchaser makes to the Seller only the representations and warranties set forth in this Agreement and no others.


                                   ARTICLE 6
                            OBLIGATIONS AND COVENANTS


         6.1. Conduct of Business Prior to the Closing

         6.1.1 Unless the Purchaser otherwise agrees in writing (such agreement not to be unreasonably withheld or delayed), and except as contemplated by this Agreement or as otherwise set forth in the Schedule 6.1, between the date of this Agreement and the Closing Date, the Seller shall and shall cause the Company to:

         (a) operate in all material respects only in the Ordinary Course;

         (b) use reasonable efforts to preserve the current relationships with customers, suppliers, distributors, officers, consultants and other employees and other persons with which there are significant business relationships;

         (c) use reasonable efforts to maintain their tangible assets and properties in their current condition, normal wear and tear excepted; and

         (d) maintain the books, accounts and records in the usual, regular and ordinary manner, on a basis consistent with past practice.

         6.1.2 Unless the Purchaser otherwise agrees in writing (such agreement not to be unreasonably withheld or delayed), and except as contemplated by this Agreement or as otherwise set forth in the Schedule 6.1, between the date of this Agreement and the Closing Date, the Seller shall not and shall not permit the Company to adopt any of the following actions:

         (e) any sale, assignment, transfer, mortgage, pledge or lease of any material assets of the Seller or of the Company, except in the Ordinary Course;

         (f) any merger or consolidation by the Company with another Person, or any purchase of or investment by the Company or by Seller in the business of another Person;

         (g) any increase in the rates of direct compensation fees or commissions payable or to become payable by Seller or the Company to any director, officer, employee, agent or consultant, other than in the Ordinary Course;

         (h) discharge or satisfaction of any Encumbrances, or payment of any obligation or liability, absolute or contingent, by the Seller or the Company, other than current liabilities incurred in the Ordinary Course;

         (i) cancellation of any debts or claims, except those excluded from the Pro Forma Balance Sheet, except in each case in the Ordinary Course;

         (j) action or transaction involving the sale, lease or other disposition of any assets of the Seller or Company in excess of One Hundred Million Lire (Lit. 100,000,000) in the aggregate other than in the Ordinary Course;

         (k) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rates or income recognition methods) by Seller or the Company;

         (l) revaluation by the Seller or by the Company of any of their as-sets;

         (m) damage, destruction or loss (whether or not covered by insurance) materially affecting the properties or business of the Seller or Company;

         (n) loan by Seller or Company to any person, or guaranty of any loan or any commitment to loan funds to any person or entity;

         (o) material change, amendment or termination, or notice, other than in the Ordinary Course, of any Contract involving more than Lire 100,000,000 (one hundred million);

         (p) lapse in any insurance policy or coverage of the properties or assets of Seller or the Company that was not re-insured without a gap in coverage;

         (q) termination by the Company of employment of any of the key employees of Seller or the Company;

         (r) purchase commitments in excess of normal operating inventories or at prices higher than current market prices; or

         (s) agreement or other commitment with reference to the Business or the Company to do any of the foregoing.

         6.2. Access to Information

         6.2.1 From the date of this Agreement until the Closing, upon reasonable notice, the Seller shall, and shall cause the officers, employees, auditors and agents of the Company to:

         (a) afford the officers, employees, consultants and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to its Books and Records, and

         (b) furnish to the officers, employees, consultants and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the Seller and the Company as the Purchaser may from time to time reasonably request; provided, however, that the Purchaser shall not unreasonably interfere with the business or operations of the Company. Any information provided by the Seller or the Company pursuant hereto shall be subject to the provisions of the Confidentiality Agreement until the Closing.

         6.2.2 The parties agree that they shall preserve and keep all

Books and Records in their possession for a period of at least eight years from the Closing Date.

         6.2.3 Each Party agrees that it will cooperate with and make available to the other Party, during normal business hours, all Books and Records, information and employees (without substantial disruption of employment) which are necessary or useful in connection with preparation of financial statements, any Tax inquiry, audit, investigation or dispute, any audit by exchanges or data providers, any litigation or investigation or any other matter requiring any such Books and Records, information or employees for any reasonable business purpose. The Party requesting any such Books and Records, information or employees shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such Books and Records, information or employees and shall keep all such information confidential. The Seller may require certain financial information relating to the Company for periods prior to the Closing Date for the purpose of preparing financial statements, filing Tax returns and other governmental reports, and the Purchaser agrees to furnish such information to the Seller at the Seller's request and expense.

         6.3. Efforts; Consents; Guarantees

         6.3.1 Each Party hereto shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate promptly and make effective the transactions contemplated by this Agreement.

         6.3.2 Each Party hereto shall use reasonable efforts to obtain all authorizations, consents, orders and approvals of, and to give all notices to and make all filings with, all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement. Each Party will cooperate fully with the other in obtaining such consents, giving such notices and making such filings. Each Party required by law to do so, shall make appropriate filings pursuant to the applicable antitrust laws and regulations with respect to the transaction contemplated by this Agreement and promptly supply any additional information and documentary material that may be requested pursuant to such laws and regulations.

         6.3.3 The Purchaser will use reasonable efforts to enter into arrangements pursuant to which the Seller and its Affiliates will be released from any guarantees of or relating to the Company with respect to which the Seller or any of its Affiliates could have any liability after the Closing Schedule, even by providing guar-antees, letters of credit or similar undertakings with respect thereto from any shareholders or third parties. In the event that any such releases are not obtained by the Purchaser, the Purchaser shall indemnify and hold harmless the Seller and its Affiliates from and against any and all Losses based upon, arising out of or resulting from (i) any breach after the Closing by the Purchaser or its Affiliates (including the Company) of any agreement to which any such guarantee relates or (ii) any payments made by the Seller or its Affiliates under any such guarantees relating to the period afeter the Closing.

         6.4. No Use of the Seller Names

         6.4.1 Except for the name and trademark "SATIZ", which is to be transferred to the Company, no interest in or right to use any trademark of the Seller or of its Affiliates or trade name incorporating such trademark (collectively, the "Retained Names and Marks") is being transferred to the Purchaser pursuant to the transactions contemplated hereby.

         6.4.2 The Purchaser will, immediately following the Closing Date, cause the Company to remove or obliterate all the Retained Names and Marks from its signs, purchase orders, invoices, sales orders, labels, letterheads, shipping documents, and other items and materials, and not to put into use after the Closing Date any such items and materials not in existence on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto.

         6.4.3 Notwithstanding the foregoing, the Company may, for a period of 120 calendar days following the Closing Date (or, to the extent that changes are required at individual customer locations, for a period of up to six months following the Closing Date), use any purchase orders, invoices, sales orders, labels, letterheads printed forms, or shipping documents existing on the Closing Date that bear any Retained Name or Mark or any name, mark or logo similar thereto, where the removal of any Retained Name or Mark or any such similar name, mark or logo would be impractical; provided, that the Purchaser shall place, or cause to be placed, a stamp, mark or other notation on any such item that identifies the Company as an Affiliate or business of the Purchaser.

         6.4.4 The Purchaser agrees that the Seller shall have no responsibility for claims by third parties arising out of, or relating to, the use by the Purchaser, the Company or any Affiliate thereof of any Retained Name or Mark or the operations of the Company after the Closing Date, and the Purchaser agrees to indemnify and hold harmless the Seller from any and all claims that may result therefrom or that may arise out of the use thereof by the Purchaser, the Company or any Affiliate thereof.

         6.5. Covenant Not to Compete

         6.5.1 The Seller covenants and agrees that, if the Closing is consummated and except as permitted under this section, for a period of five years after the Closing Date, it will not and will cause its Affiliates not to market, sell or provide or offer to sell or provide goods or services falling in the scope of the Business to third parties in any location in which the Company or any Subsidiary or Affiliate of the Company engages in such business as of the day before the Closing Date. It is the desire and intent of the Parties that the provisions of this section shall be enforced to the fullest extent permitted under the laws and public polices of each jurisdiction in which enforcement is sought. If any court determines that any provision of this section is unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, or terminate such provision and, in reduced form, such provision shall be enforceable. It is the intention of the Parties that the foregoing restrictions shall not be terminated, unless so terminated by a court, but shall be deemed amended to the extent required to render them valid and enforceable, such amendment to only apply with respect to the operation of this section in the jurisdiction of the court that has made the adjudication.

         6.5.2 For the avoidance of doubt nothing in this Article shall be construed as prohibiting the Seller or any of its Affiliates from conducting any activity or business related to web management and electronic commerce.

         6.5.3 The Seller covenants and agrees that, if the Closing is consummated, for a period of five years after the Closing Date, it will not, and will cause its Affiliates not to, directly or indirectly, solicit for employment, either as an employee or consultant, any employee or consultant of the Purchaser, the Company or any of the Subsidiaries to become an employer or consultant or otherwise provide services to the Seller or any of its Subsidiaries; provided, however, that nothing in this section shall be construed as prohibiting the Seller or any of its Affiliates from conducting any general solicitation (including by placing advertisements in any form or method not targeted at employees or independent contractors of the Purchaser and its Subsidiaries).

         6.5.4 With effect from the Contribution Date, Seller shall file with the Italian tax authorities a request for a certificate limiting the tax liability to which the Company succeeds (jointly with Seller) as a result of the contribution of the Business.

                                   ARTICLE 7
                  EMPLOYMENT AND EMPLOYEE BENEFIT ARRANGEMENTS


                  7.1. Employment

                  7.1.1 Immediately after the Closing Date and subject to the other provisions of this Article, Purchaser shall cause each Employee listed in Schedule 4.20.1 to continue to be employed in his or her respective position with the Company, whether or not the Employee is subject to a written employment agreement, at salary and wages and terms and as those in effect immediately prior to the Closing Date, subject to the further terms and conditions of this Article.

                  7.1.2 The foregoing shall not be interpreted as restricting the right of the Company to combine offices and operations in order to take advantage of synergies of operations and management, as permitted by applicable law.

                  7.2. Seller Plans

                  7.2.1 As of the Closing Date, the Company shall cease to be a participating employer under the Seller Plans, schemes or other arrangements, that is sponsored by the Seller or any of its Affiliates and that covers either employees of the Seller and its Affiliates and the Seller shall take, or cause to be taken, all such action as may be necessary to effect such cessation of participation.

                  7.2.2 Effective as of the Closing Date, all Employees shall cease to be active participants in all the Seller Plans, and the Seller shall take all necessary measures to cause such cessation of participation.

                  7.2.3 Purchaser shall establish and maintain, or shall cause the Company to establish and maintain, as of the Closing Date, for all Employees such employee benefit plans, programs and policies and fringe benefits that would provide benefits to such Employees that, in the aggregate, are substantially equivalent, to those provided to current employees of Purchaser

                  7.3. Severance and Retention Benefits

                  7.3.1 The Purchaser agrees to provide, or cause the Company to provide, severance pay and other benefit entitlements which may be owing to any Employee listed on Schedule 4.20.1 and transferred to the Company whose employment terminates after the Closing Date. Such severance pay and benefit entitlements shall be determined (on an Employee by Employee basis) in accordance with the severance and other policies of Purchaser applicable to such employee; provided, however, that in calculating such severance pay or benefit entitlement, Purchaser shall grant credit to such employee for all service on or prior to the Closing Date with the Seller, the Company and its Affiliates.

                                   ARTICLE 8
                              CONDITIONS TO CLOSING

                  8.1. Conditions to Obligations of the Seller

                  8.1.1 The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of the Purchaser which address matters only as of a particular date, as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a material adverse effect on the Purchaser or prevent the sale or purchase of the Shares or the payment of the Purchase Price;

                  (b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Purchaser at or prior to the Closing shall have been complied with in all respects;

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of prohibiting the sale or purchase of the Shares or the delivery of the Majority Price;

                  (d) Antitrust approval or notices. All required notices to the Antitrust Authorities, if any, shall have been duly filed and all required approvals from such Authorities shall have been obtained or any waiting period related thereto shall have expired;

                  (e) No Purchaser Material Adverse Effect. No Purchaser Material Adverse Effect shall have occurred prior to Closing;

                  (f) Execution of Agreements and delivery of letters. The Shareholders Agreement and the Transitional Services Agreement shall have been duly executed;

                  (g) Board Approval. The Board of Directors of Itedi Sp.A., the parent company of the Seller, shall have approved this Agreement before August 31, 1999.

                  8.2. Conditions to Obligations of the Purchaser

                  8.2.1 The obligations of the Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Seller contained in this Agreement shall be true and correct as of the Closing, with the same force and effect as if made as of the Closing (or, in the case of representations and warranties of the Purchaser which address matters only as of a particular date, as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, have a Material Adverse Effect or prevent the sale or purchase of the Shares;

                  (b) Covenants. The covenants and agreements contained in this Agreement to be complied with by the Seller at or prior to the Closing shall have been complied with in all respects;

                  (c) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other Governmental Order which is in effect and has the effect of prohibiting the sale or purchase of the Shares;

                  (d) Antitrust approval or notices. All required notices to the Antitrust Authorities, if any, shall have been duly filed and all required approvals from such Authorities shall have been obtained or any waiting period related thereto shall have expired;

                  (e) No Material Adverse Effect. No Material Adverse Effect shall have occurred prior to Closing;

                  (f) Execution of Agreements. The Shareholders Agreement and the Transitional Services Agreement shall have been duly executed and the letters attached to this Agreement as Schedule 3.4.1. shall have been duly signed and delivered to the Purchaser;

         (g) Board Approval. The Board of Directors of MSX International Inc., the parent company of the Seller, shall have approved this Agreement before August 31, 1999.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1. Survival

         9.1.1 Provided the Closing is consummated, except as otherwise set forth in this section, the representations and warranties made in this Agreement shall survive the Closing and remain in full force and effect (a) within the limitation period provided for by any applicable law with respect to any liability related to Tax matters, environmental matters, labor matters, employees pensions or health insurance matters and (b) for three years after the Closing Date for all other matters. Covenants and other agreements shall survive the Closing in accordance with their terms.

         9.1.2 No limitation either in time or in amount shall apply to indemnification for breach of covenants contained herein or excluded liabilities.

         9.2. Limitations on Indemnification by Seller

         9.2.1 The provisions for indemnity herein shall be effective

         (a) only when Losses for which indemnification is sought were not provided for or were insufficiently provided for in the Final Closing Balance Sheet;

         (b) only when the aggregate amount of all Losses exceeds Three Hundred Million Lire (Lit. 300,000,000) (in which case the Seller shall indemnify the Purchaser for the losses in excess thereof), and

         (c) only until the amount paid by the Seller in respect of Losses aggregates an amount equal to It. Lire 10 (ten) billion (and in no event shall the Seller have any liability hereunder in excess thereof).

         9.2.2 In addition, no indemnification shall be due for Losses recovered by the Indemnified Party prior to indemnification (due to, by way of example but not of limitation, payments made by insurance companies, debtors etc.). Any amount recovered by the Indemnified Party after indemnification by the Indemnifying Party shall be transferred to the Indemnifying Party within ten business days after it has been received by the Indemnified Party.

         9.3. Indemnification by the Seller

         9.3.1 Subject to the above Sections and except as otherwise set forth in this Agreement, the Seller shall indemnify and hold harmless the Purchaser, its Affiliates, and their respective officers, directors, employees and agents, from and against any and all Losses, based upon, arising out of, or resulting from, any of the following:

         (a) any untrue representation, and/or breach by the Seller of the warranties made by the Seller in this Agreement (it being understood that, notwithstanding anything to the contrary contained in the Agreement, to determine if there had been a breach of a representation or warranty and the Losses arising from such breach, after Closing such representation or warranty shall be read as if it were not qualified by materiality); or

         (b) failure by the Seller to perform its covenants or agreements contained in this Agreement; or

         (c) any liabilities asserted against, imposed upon or incurred by the Company, as a consequence of any acts or facts that took place (although not yet known), prior to Closing Date, except as provided in section 9.4 with respect to liabilities for uncollected receivables.

         9.3.2 The indemnification obligation pursuant to this section 9.3.1 (a) shall be effective notwithstanding any due diligence or other review made by Purchaser; provided, however, that it is expressly agreed that the Purchaser shall not make any indemnification claim against the Seller solely for Seller's failure to disclose information when the failure has not caused the Purchaser to suffer Losses.

         9.4. Accounts Receivable

         9.4.1 Seller hereby warrants the collectibility of all the accounts receivable of the Company listed in the Final Closing Balance Sheet. One year after the Closing, the Parties shall review the status of such accounts receivable. Any of such accounts receivable that are more than six months old from the due date shall be assigned to Seller against payment by Seller to the Company of a sum equal to the accounts receivable less their reserves provided for on the Final Closing Balance Sheet, if any. Purchaser shall cause the Company to take such actions as Seller shall reasonably request in order to assist in the collection of the assigned accounts receivable.

         9.5. Indemnification by Purchaser

         9.5.1 Except as otherwise set forth in this Agreement, the Purchaser shall indemnify and hold harmless the Seller and its Affiliates, and their respective, directors, employees and agents, from and against any and all Losses based upon, resulting from or arising out of any of the following:

         (a) untrue representations and/or breach by the Purchaser of the warranties made by the Purchaser in this Agreement (it being understood that, notwithstanding anything to the contrary contained in the Agreement, to determine if there had been a breach of a representation or warranty and the Losses arising from such breach, after Closing such representation or warranty shall be read as if it were not qualified by materiality);

         (b) failure by the Purchaser to perform its covenants or agreements contained in this Agreement; or

         (c) any liability or obligation relating to the operation and ownership of the business of the Company after Closing.

         9.6. Claims

         9.6.1 When a Party seeking indemnification under this article (the "Indemnified Party") receives notice of any claims made by third parties (individually, a "Third Party Claim" and collectively, "Third Party Claims") or has any other claim for indemnification other than a Third Party Claim which is to be the basis for a claim for indemnification hereunder (defined as "Other Claims"), the "Indemnified Party" shall give written notice thereof to the other Party (the "Indemnifying Party") reasonably indicating (to the extent known) the nature of such claims and the basis thereof and providing or making available any documentation related to such claim in its possession.

         9.6.2 The notice of third Party Claims shall be given promptly and in any event not later than within 20 (twenty) days from the date the Indemnified Party has received notice of such claim. The notice of Other Claims shall be given within 3 (three) months from the date the Indemnified Party is aware of the circumstances on which such claim is based. Failure to give notice shall not excuse a Party from its indemnification obligation except to the extent it is prejudiced by the delay.

         9.6.3 Any difference between the Parties relating to the right of any of the Parties to indemnification pursuant to this Article which is not resolved by mutual agreement between the parties within 60 (sixty) days from the receipt by the Indemnifing Party of the notice contemplated herein may be submitted to Court resolution pursuant to Section 12.11.

         9.6.4 Upon notice of a Third Party Claim from the Indemnified Party, the Indemnifying Party shall assume the defense of such Third Party Claim, including its compromise or settlement, and shall pay all costs and expenses thereof and shall be fully responsible for the outcome; provided, however that the Indemnified Party shall fully cooperate to the defense and settlement of the Third Party Claim and shall comply with reasonable instructions of the Indemnifying Party and shall provide the Indemnified Party with any information and assistance which may be reasonably required to this purpose


         9.6.5 No compromise or settlement in respect of any Third Party Claims may be made by an Indemnified Party without first notifying the Indemnifying Party's of the terms of the settlement. The Indemnifying Party shall be liable with respect to any compromise or settlement thereof effected if it did not object in writing to the terms of settlement within 20 days from the receipt of the notice specified above.

         9.6.6 The indemnification payments shall be effected by the Indemnifying Party within 30 (thirty) days from the disbursement by the Indemnified Party, for any of the reasons under this Section.

         9.6.7 The Indemnified Party shall take all commercially reasonable steps to mitigate damages in respect of any claim for which it is seeking indemnification, including, without limitation, using commercially reasonable efforts to effect recovery of available insurance claims in connection with such claim, and shall use commercially reasonable efforts to avoid any costs or expenses associated with such claim and, if such costs and expenses cannot be avoided, to minimize the amount thereof.

         9.6.8 Any indemnification payment required under this Article shall be increased by such amount, as may be necessary to ensure that the Indemnified Party receives an amount which, after deducting any tax cost, is equal to the full amount which the Indemnified Party would have received had such indemnification payment not been subject to tax.

         9.7. No Other Remedy

         9.7.1 The Parties hereto acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the breach of representations, and warranties contained in this Agreement (other than any claims for fraud) shall be pursuant to the indemnification provisions set forth in this ARTICLE 9; provided, however, that this sentence shall not limit the rights of the Parties hereto to seek specific performance of any provision of this Agreement. In furtherance of the foregoing, each of the Parties hereto hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other Party or their respective officers, directors, employees, agents, representatives and Affiliates relating to the breach of representations and warranties contained in this Agreement.


                                   ARTICLE 10
                  SELLER'S MINORITY SHAREHOLDING IN THE COMPANY


         10.1. Seller's Shareholding in the Company after Closing

         10.1.1 After Closing, Seller shall retain a 25% (twenty five per cent) equity interest in the Company or such minor interest which may result after any increase of the share capital of the Company which Seller may decide, in its own discretion, not to subscribe ("Minority Shareholding").

         10.2. Put Option

         10.2.1 From September 1, 2002 to December 31, 2002 Seller shall have the right to require Purchaser to acquire all of the Seller's Minority Shareholding and Purchaser shall acquire such Minority Shareholding, according to the terms and conditions provided below.

         10.2.2 The put option provided for above shall be exercised by delivery within the period above specified of a written notice to the Purchaser ("the Option Notice"). The Option Notice shall be irrevocable.

         10.2.3 Within 30 (thirty) days from the date of delivery of the Option Notice Seller shall duly transfer all its Minority Shareholding free of any Encumbrances to the Purchaser (or to any party as the Purchaser may designate) against payment to Seller of the purchase price indicated in Section 10.4 below.

         10.3. Call Option



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


                  10.3.1 From September 1, 2002 to December 31, 2002 Purchaser shall have the right to require Seller to sell Seller's Minority Shareholding and Seller shall sell such Minority Shareholding, according to the terms and conditions provided below.

                  10.3.2 The call option provided for above shall be exercised by delivery within the period above specified of a written notice to the Seller ("the Option Notice"). The Option shall be irrevocable.

                  10.3.3 Within 30 (thirty) days from the date of delivery of the Option Notice Seller shall duly transfer all its Minority Shareholding free of any Encumbrances to the Purchaser (or to any party as the Purchaser may designate) against payment to the Seller of the purchase price indicated in Section 10.4 below.

                  10.4. Price of the Seller's Minority Shareholding

                  10.4.1 Without any regard to the percentage of the Minority Shareholding at the time of the transfer, the purchase price for the transfer of the Minority Shareholding from Seller to Purchaser ("Minority Price") shall be equal to:

                  (a) 25% of It. lit. 53,000,000,000 (fifty three billion)

                  (b) minus an amount equal to 25% of the consolidated Net Debt of the Company and Participations as of the Closing Date

                  (c) plus or minus 25% (twenty five per cent) of the Adjustment Amount,

                  (d) plus interest at the annual rate equal to 12 months EURO LIBOR from Closing to the date of transfer of the Minority Shareholding,

                  (e) minus any dividend received by Seller from Closing to the date of transfer of the Minority Shareholding, and

                  (f) (i) plus It. lit. 500,000,000 (five hundred million) if the Company's EBIT ("risultato operativo") as of December 31, 2001 exceeds lit. 14.4 billion, or (ii) minus It. lit. 500,000,000 (five hundred million) if the Company's EBIT ("risultato operativo") as of December 31, 2001 is less than lit. 9.6 billion.

                  10.4.2 For the purposes of this Section 10.4, the term "EBIT" shall have the meaning set forth in Schedule 10.4 hereto.

                  10.4.3 The Seller shall have the right to review all the accounts and related documents on the basis of which the EBIT has been determined.

         10.5. No Transfer of the Shares

         10.5.1 Neither of the Parties shall sell, transfer or otherwise dispose of any of its Shares to third Parties other than their Subsidiaries, before December 31, 2002.

10.5.2 After such date, if the put or call option has not been exercised, the Parties will be free to sell or transfer their Shares to third parties other than their Subsidiaries, in accordance with the terms and conditions contained in the Company's By-laws.


                                   ARTICLE 11
                        TERMINATION, AMENDMENT AND WAIVER


         11.1. Termination

         11.1.1 This Agreement may be terminated at any time prior to the
Closing:

         (a) by the mutual written consent of the Seller and the Purchaser;

         (b) by either the Seller or the Purchaser if any Governmental Authority with jurisdiction over such matters shall have issued a Governmental Order restraining, enjoining or otherwise prohibiting the sale or purchase of the Shares hereunder and such order, decree, ruling or other action shall have become final and un-appealable; provided, however, that the provisions of this section shall not be available to any Party unless such Party shall have used its best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to the transactions contemplated by this Agreement;

         (c) by either the Seller or the Purchaser if the Closing shall not have occurred prior to 150 (one hundred fifty) days from date of this Agreement (the "Termination Date"); provided, however, that no Party hereto shall have the right to terminate this Agreement under this section if such Party's failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to the Termination Date;

         (d) by Purchaser pursuant to the further investigation and due dili-gence that Purchaser will conduct, by written notice, upon (i) discovery of an untrue representation or breach of any material covenant and/or warranty and/or agreement by the Seller set forth in this Agreement, or (ii) if a representation of the Seller has become untrue or a covenant or warranty has not been complied with in both (i) and (ii) such that the condition set forth in Section 8.2 would no be satisfied; provided, however, that, if the breach is curable by Seller, it has not been cured within 30 days from the receipt of the notice thereof by the Purchaser;

         (e) by Seller, by written notice, (i) upon discovery of an untrue representation or breach of any material covenant and/or warranty and/or agreement by the Purchaser set forth in this Agreement, or (ii) if any representation or warranty of Purchaser shall have become untrue or if a covenant or warranty has not been complied with in both (i) and (ii) such that the condition set forth in Section 8.1 would no be satisfied; provided, however, that, if the breach is curable by Purchaser, it has not been cured within 30 days from the receipt of the notice thereof by the Seller.

         11.2. Waiver

         11.2.1 At any time prior to the Closing, either Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby.


                                   ARTICLE 12
                               GENERAL PROVISIONS


         12.1. Expenses

         12.1.1 Unless otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transaction contemplated hereby and thereby shall be paid by the Party incurring such costs and expenses, whether or not the Closing shall have occurred.

         12.1.2 Notwithstanding the above:

         (a) all fees and expenses connected to the antitrust filings related to the transaction shall be borne equally the Parties;

          (b) all costs, fees and expenses deriving from the sale of the Shares shall be borne equally by Seller and Purchaser.

          12.2. Notices

          12.2.1 All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram or by registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

if to the Seller:
SATIZ S.p.A. (or new name it shall adopt on or before Closing)
c/o Itedi S.p.A.
Corso Marconi 20
10128 - Torino
Attention: Chief Executive Officer
Telecopier: +39 011 686 1481
with copy to:
Giorgio Fossati
FIAT S.p.A.
Via Nizza 250
10126 Torino
Fax: +39 011 686 2196

if to the Purchaser:
MSX INTERNATIONAL Inc.
275 Rex Bulevard
Auburn Hills MI 48326Attention: Chief Executive Officer with copy to: Vice President and General Counsel
Telecopier: 001 248 299 1038
with copy to:
Bruno R. Pavia
Andrea Accornero
PAVIA E ANSALDO
Via dell'Annunciata 7
20121 Milano
Fax: 02 653306

          12.3. Public Announcements

          12.3.1 Unless otherwise required by applicable Law or stock exchange requirements, no Party to this Agreement shall make any public announcements in respect of this Agreement or the transaction contemplated hereby or thereby, nor shall otherwise communicate with any news media, without the prior written consent of the other Party (which consent shall not be unreasonably withheld). If a public statement is required to be made pursuant to the foregoing sentence, the Parties shall consult with each other, to the extent reasonably practicable, in advance as to the contents and timing thereof.

          12.4. Confidentiality

          12.4.1 Each Party acknowledges that, after the execution of this Agreement and during the course of preparing any and all the actions required for the occurrence of the Closing and thereafter, such Party may be provided with and obtain access to confidential information belonging to the other Party. No Party hereto shall disclose to any third party, until the Closing and thereafter, any confidential information received from the other Party.

          12.5. Headings

          12.5.1 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          12.6. Severability

          12.6.1 If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          12.7.    Entire Agreement

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

          12.7.1 This Agreement constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral (other than the Confidentiality Agreement, which shall survive until the Closing and, if this Agreement is terminated prior to consummation of the Closing, then the Confidentiality Agreement shall survive such termination in accordance with the terms of the Confidentiality Agreement), between the Seller and the Purchaser with respect to the subject matter hereof.

          12.8. Assignment

          12.8.1 Neither this Agreement nor any of the Parties' rights hereunder shall be assignable by any Party hereto without the prior written consent of the other Party hereto.

          12.8.2 Notwithstanding the foregoing, Purchaser shall have the right to designate one of its Subsidiaries to acquire the Shares as provided hereunder and in such event: (i) references to Purchaser in connection with the acquisition or holding of such Shares or to any obligations set forth in this Agreement shall be deemed to be references also to such Subsidiary, which at Closing shall accept in writing and acknowledge its rights and obligations pursuant to this Agreement, and (ii) Purchaser shall remain jointly and severally liable with its designated Subsidiary for any obligation hereunder.

          12.9. No Third-Party Beneficiaries

          12.9.1 Except as provided in ARTICLE 4, ARTICLE 5 and Section 12.8.2 (and, in the case of ARTICLE 9, solely with respect to Indemnified Parties thereunder), this Agreement is for the sole benefit of the Parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          12.10. Waivers and Amendments

          12.10.1 This Agreement may be amended or modified, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties hereto or, in the case of a waiver, by the Party waiving compliance. No delay on the Part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any other right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any Party may otherwise have at Law or in equity.

          12.11. Governing Law and Disputes

          12.11.1 This Agreement shall be governed by, and construed in accordance with, the laws of Italy applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a Italian court sitting in Milan, and the Parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding.

          12.12. Counterparts

          12.12.1 This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


The Seller

By: /s/ Alberto Nicolello


Name: Alberto Nicolello
Title: Chairman



The Purchaser

By: /s/ Carol Creel


Name: Carol Creel
Title: Managing Director